UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2010 (February 17, 2010)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Alnylam Pharmaceuticals, Inc. (the “Company”) held on February 17, 2010, the Committee authorized the implementation of an Annual Incentive Program (the “Plan”) for 2010. The terms of the Plan are the same as the terms of the 2009 Annual Incentive Program.
     Under the Plan, specified employees, including the Company’s executive officers (“Plan Participants”), are eligible to receive an annual cash bonus based upon the achievement of individual and corporate goals and objectives for 2010 that have been specified in writing. The corporate goals for 2010 were proposed by the Company’s executive officers and approved by the Board. Individual objectives focus on contributions that facilitate the achievement of the Company’s corporate goals. The Committee approved the individual objectives for the Company’s executive officers and vice presidents. The individual objectives for the other Plan Participants are approved by the Company’s chief executive officer.
     Awards under the Plan, if any, will be determined by first establishing a Plan Participant’s individual award, which will be based upon performance against individual objectives for 2010. Each Plan Participant has an established target opportunity under the Plan, as set forth in the table below, representing a percentage of the Plan Participant’s base salary for 2010. The individual award will range from 0% to 100% of the Plan Participant’s target opportunity (capped at 100% of the target opportunity) based upon the Plan Participant’s individual performance against his or her 2010 objectives.

2010 Annual Incentive Program Target Opportunities
Band — Title	Target Opportunity
Chief Executive Officer	50%
President and Chief Operating Officer	30%
Senior Vice President/Vice President	20%
Senior Director/Director	12%
Associate Director	7%
     A corporate performance modifier will then be applied to the individual award. The corporate performance modifier will range from 0% to 100% and will be based upon the Company’s performance against the 2010 corporate goals approved by the Board; provided, however, that if corporate performance for 2010 falls below a threshold of 50%, the corporate performance modifier will be 0%. The Committee retains the ability under the Plan to exercise its discretion in adjusting an award higher or lower as it deems appropriate under the specific circumstances. At the end of 2010, the Committee will evaluate individual and corporate performance against the established goals and objectives and determine the amount of the awards, if any, to be granted under the Plan. Any awards granted under the Plan will be paid in January 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: February 22, 2010	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President, Finance and Treasurer